Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Apollo Medical Holdings, Inc.
Alhambra, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-219898), Form S-8 (No. 333-217719, 333-153138, 333-221915 and 333-221900), and Form S-3 (No. 333-229895 and 333-231109) of Apollo Medical Holdings, Inc. of our report dated March 16, 2020, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP
Los Angeles, California

February 28, 2022